SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

May 21, 2004

(Date of earliest event reported)

May 21, 2004

St. Joseph Capital Corporation

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

              333-6581

35-1977746

(Commission File Number)

           (I.R.S. Employer Identification Number)

3820 Edison Lakes Parkway, Mishawaka, Indiana

 46545

         (Address of principal executive offices)

(Zip Code)

(800) 890-2798

(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

At the Annual Meeting of Shareholders held on May 20, 2004, Alex Strati, Jr., Senior Vice President and Manager of Corporate and Institutional Banking announced that St. Joseph Capital Corporation had filed applications with the Indiana Department of Financial Institutions and the FDIC to establish a branch in Elkhart, Indiana.

A copy of the Annual Meeting presentation will be made available by logging onto www.sjcb.com.

               A copy of a Press Release, dated May 21, 2004, issued by the Company relating to the banking center is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

(a)

Exhibits

99.1  Press release dated May 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JOSEPH CAPITAL CORPORATION

Dated: May 21, 2004

By:

/s/ Mark E. Secor

Mark E. Secor

Senior Vice President & Chief Financial Officer

News Release

Contacts:

John Rosenthal 574-273-9700

Mark Secor 800-890-2798

Fax:  574-243-9670

E-mail: jrosenthal@sjcb.com

             msecor@sjcb.com

St. Joseph Capital Corporation Announces Elkhart Expansion

Mishawaka, Indiana – May 21, 2004 – Senior Vice President and Manager of Corporate and Institutional Banking for St. Joseph Capital Bank, Alex Strati, Jr., announced last night at St. Joseph Capital Corporation’s (Nasdaq SC:SJOE) Annual Meeting of Shareholders that they had filed applications with the Indiana Department of Financial Institutions and the FDIC to establish a banking center in Elkhart, Indiana.

Strati, who will lead this initiative, informed the audience of approximately 700 at the Morris Performing Arts Center that “roughly 25 percent of the Bank’s assets are currently from Elkhart-based clients and we firmly believe that our market penetration will be further enhanced by a physical presence within that community.”

Commenting on the announcement, Chairman, President and Chief Executive Officer John W. Rosenthal commented, “In order to continue our growth trajectory, it was inevitable that we would need more space. In analyzing our space needs, we concluded we could achieve two purposes by expanding into Elkhart. First, we could house more people and therefore continue to add staff to facilitate our growth in both Elkhart and St. Joseph County. And secondly, we can expand our footprint from a marketing perspective into this fast-growing, target rich environment.”

According to Strati, the Elkhart facility will occupy the first floor of a three-story office building located in the Riverwalk Commons area of downtown Elkhart. While the occupancy date has yet to be determined, this location will be a full-service operation staffed by commercial lenders, cash management professionals, private client bankers as well as support staff and client specialists, all of whom have strong ties and long-standing relationships in Elkhart.

St. Joseph Capital Corporation is a bank holding company whose headquarters are located in Mishawaka, Indiana. Its primary operating subsidiary, St. Joseph Capital Bank, provides a broad array of banking services to businesses and individuals in the Michiana area. St. Joseph Capital Bank employs numerous delivery channels for their financial services including a unique courier service and electronic banking accessed via their website, www.sjcb.com. St. Joseph Capital Bank is a member of the Federal Deposit Insurance Corporation.

A copy of the Annual Meeting presentation will be made available by logging onto www.sjcb.com.

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SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by St. Joseph Capital Corporation with the Securities and Exchange Commission. St. Joseph Capital Corporation undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.